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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Sky Financial Group, Inc. on Form S-4 of our report dated January 8, 1999, on Mahoning National Bancorp, Inc.'s consolidated financial statements appearing in the Annual Report on Form 10-K of Mahoning National Bancorp, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


                                                   Crowe, Chizek and Company LLP


Columbus, Ohio
July 22, 1999